Exhibit 1



                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, W.R. Berkley Capital Trust
Securities-Backed Series 2002-1
*CUSIP:   21988G536      Class   A-1
          21988GBL9      Class   A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending December 15, 2003.

INTEREST ACCOUNT
----------------


Balance as of     June 15, 2003.....                                   $0.00
        Scheduled Income received on securities.....             $901,670.00
        Unscheduled Income received on securities.....                 $0.00

LESS:
        Distribution to Class A-1 Holders.....                  -$893,750.00
        Distribution to Class A-2 Holders.....                    -$7,920.00
        Distribution to Depositor.....                                -$0.00
        Distribution to Trustee.....                                  -$0.00
Balance as of     December 15, 2003.....                               $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of     June 15, 2003.....                                   $0.00
        Scheduled Principal received on securities.....                $0.00

LESS:
        Distribution to Holders.....                                  -$0.00
Balance as of     December 15, 2003.....                               $0.00


            UNDERLYING SECURITIES HELD AS OF     December 15, 2003

           Principal
             Amount                         Title of Security
           ---------                        -----------------
          $22,000,000       W.R. Berkley Capital Trust 8.197% Capital
                            Securities due December 15, 2045
                            *CUSIP:   084498AB0

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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